UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2009, First Bancshares, Inc. (“Company”), the holding company for First Home Savings Bank (“Bank”), announced that the Bank had prepaid $19.0 million of advances from the Federal Home Loan Bank of Des Moines.  As a result, the Bank incurred a prepayment penalty of $1.2 million which, net of the effect of income taxes, will result in an increase of approximately $760,000, or $0.49 per diluted share, in the Company’s net loss for the fiscal year ending June 30, 2009. For further information see the Company’s press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of First Bancshares, Inc. dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009	FIRST BANCSHARES, INC.

/s/Ronald J. Walters
Ronald J. Walters
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 99.1

News Release Dated May 15, 2009